Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports First Quarter 2018 Results
Highlights

•	Combined Company ASC 605 net new business awards of $872.1 million for the first quarter of 2018 representing a book-to-bill ratio of 1.15x.

◦	Clinical Solutions awards of $549.7 million, resulting in first quarter of 2018 and trailing 12-month book-to-bill ratios of 1.04x and 1.21x, respectively, and 6.2% year-over-year growth.

◦	Commercial Solutions segment net awards of $322.4 million, representing a book-to-bill ratio of 1.40x.

•	GAAP total revenue of $1.06 billion for the first quarter of 2018.

•	Combined Company ASC 605 adjusted service revenue of $761.5 million for the first quarter of 2018.

•	GAAP diluted loss per share of $0.24 for the first quarter of 2018.

•	Combined Company ASC 606 adjusted diluted earnings per share of $0.55 for the first quarter of 2018, compared to $0.58 under ASC 605.

•	May 4, 2018 credit agreement amendment lowered variable interest rate on Term Loan debt by 25 basis points, with expected annual savings of $6.3 million.

•	Repurchased $37.5 million of common stock during the first quarter of 2018.

•
Providing guidance under ASC 606 as follows: adjusted service revenue ranging between $4.40 billion and $4.55 billion; adjusted EBITDA ranging between $580.0 million and $620.0 million; adjusted net income ranging between $266.0 million and $295.0 million; and adjusted diluted earnings per share ranging between $2.52 and $2.80.

•
Reaffirming full year 2018 ASC 605 guidance for adjusted service revenue and adjusted EBITDA, while increasing the adjusted net income to a range between $295.0 million and $324.0 million and the adjusted diluted earnings per share to a range between $2.80 and $3.07.

RALEIGH, N.C. -- May 9, 2018 -- Syneos Health (Nasdaq: SYNH), a leading biopharmaceutical solutions organization combining a CRO (Contract Research Organization) and a CCO (Contract Commercial Organization), today reported financial results for the first quarter ended March 31, 2018. Following the merger with inVentiv Health in August 2017 (the "Merger") and to aid investors and analysts with year-over-year comparability of results for the merged business, included within are certain "Combined Company" metrics that represent combined financial information of INC Research and inVentiv Health as if the Merger had taken place on January 1, 2017, with conforming adjustments to the current year presentation. Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Combined Company Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measure.

“We produced first quarter results that were in line with our expectations despite temporary headwinds during the quarter. Our optimism for the Company’s long-term growth prospects reflects this quarter's performance, as well as our overall pipeline, which is the strongest since the close of the merger of INC Research and inVentiv Health,” said Alistair Macdonald, Chief Executive Officer of Syneos Health. “We are delivering on our combined clinical and commercial value proposition, creating new opportunities with existing and potential customers by leveraging our competitive advantage – the industry’s deepest set of comprehensive capabilities. We remain keenly focused on continuing to provide exceptional customer service, achieving our integration milestones and synergies and attracting and retaining top talent. We are well positioned to drive growth for the remainder of the year."
Impact of the adoption of ASC 606
The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC 606”) on January 1, 2018 using the modified retrospective method for all contracts not completed as of the date of adoption. The prior periods were not revised under this guidance and remain as previously reported. As a result of adopting the standard, the Company is no longer permitted to present service revenue and revenue associated with reimbursable out-of-pocket expenses (reimbursable revenue) separately in the statements of operations. The following schedule includes a comparison of the first quarter of 2018 financial results as reported compared to results presented as if the previous accounting guidance (ASC 605) had been in effect. The adoption of ASC 606 lowered the Company's total revenue and income from operations, and had no impact on its cash flows from operations.

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	ASC 606 As Reported	ASC 605 As Adjusted	ASC 605 As Reported
	(unaudited, in thousands)
Service revenue	$1,057,196	$760,058	$252,078
Reimbursable out-of-pocket expenses	—	310,098	129,840
Total revenue	1,057,196	1,070,156	381,918
Direct costs (exclusive of depreciation and amortization)	532,057	536,888	154,835
Reimbursable out-of-pocket expenses	308,766	310,098	129,840
Selling, general, and administrative	99,259	99,716	44,934
Restructuring and other costs	13,707	13,707	1,927
Transaction and integration-related expenses	25,211	25,211	2
Depreciation	18,028	18,028	6,164
Amortization	49,993	49,993	9,464
Total operating expenses	1,047,021	1,053,641	347,166
Income from operations	$10,175	$16,515	$34,752
First Quarter 2018 Results
GAAP service revenue for the first quarter of 2018 was $1.06 billion, an increase of $805.1 million, or 319.4%, compared to $252.1 million in the first quarter of 2017. Excluding reimbursable revenue of $308.8 million, the service revenue increase was primarily due to the Merger with inVentiv in August 2017.
Combined Company adjusted service revenue under ASC 605 decreased by $24.4 million, or 3.1%, to $761.5 million from $785.9 million in the first quarter of 2017. The decrease was primarily due to project cancellations and customer downsizing within the Company's selling solutions and communications service offerings in 2017, partially offset by growth in the Company's Clinical Solutions segment and a foreign currency exchange rate benefit of $10.9 million.

Under ASC 605, the Combined Company Clinical Solutions segment generated $530.9 million of adjusted service revenue in the first quarter of 2018, representing an increase of $11.8 million or 2.3%, compared to $519.1 million in the first quarter of 2017. The increase was primarily due to revenue from strong net awards in 2017 and a favorable foreign currency exchange rate impact, which was partially offset by a less favorable revenue mix due to lower customer contract modifications.
The Combined Company Commercial Solutions segment generated $230.6 million of adjusted service revenue under ASC 605 in the first quarter of 2018, a decrease of $36.1 million, or 13.5%, compared to $266.8 million in the first quarter of 2017. This decrease was primarily due to project cancellations and customer downsizing within the Company's selling solutions and communications service offerings, along with lower new business awards in 2017 that reduced 2018 revenue. Despite these factors, adjusted service revenue from the Company's Commercial Solutions segment was consistent with the fourth quarter of 2017.
GAAP income from operations for the first quarter of 2018 was $10.2 million, a decrease of $24.6 million, or 70.7%, compared to $34.8 million in the first quarter of 2017. The decrease was primarily attributed to additional expenses associated with the Merger. Combined Company adjusted income from operations under ASC 605 was $114.7 million, or 15.1% of adjusted service revenue, in the first quarter of 2018, compared to $125.9 million, or 16.0% of the adjusted service revenue, in the first quarter of 2017.
Combined Company adjusted EBITDA for the first quarter of 2018 under ASC 605 declined to $132.7 million, or 17.4% of adjusted service revenue, compared to $146.8 million or 18.7% of adjusted service revenue, in the first quarter of 2017. However, when normalized for the negative impact from foreign currency exchange rate fluctuations in the first quarter of 2018 and certain nonrecurring benefits in the first quarter of 2017, primarily in the Commercial Solutions segment, adjusted EBITDA and the related margin were relatively flat. The benefits of revenue growth in the Company's Clinical business, realized synergies, and lower selling, general, and administrative expenses, were offset by a decline in the Company’s Commercial Solutions segment, as well as the less favorable revenue mix in both Clinical Solutions and Commercial Solutions.
GAAP net loss for the first quarter of 2018 was $24.6 million, or $0.24 diluted loss per share, compared to net income of $21.2 million, or $0.38 diluted earnings per share, in the first quarter of 2017. Combined Company adjusted net income under ASC 605 for the first quarter of 2018 was $60.7 million, or $0.58 per diluted share, compared to $55.3 million, or $0.53 per diluted share, in the first quarter of 2017. The increase in the Combined Company adjusted net income was primarily due to lower interest and tax expense, partially offset by the decline in Adjusted EBITDA, as outlined above.
Under ASC 605, net new business awards for the first quarter of 2018 were $872.1 million, representing a book-to-bill ratio of 1.15x. Clinical Solutions and Commercial Solutions net new business awards for the quarter were $549.7 million and $322.4 million, representing a book-to-bill ratio of 1.04x and 1.40x, respectively. Clinical Solutions Combined Company net new business awards grew by 6.2% compared to the first quarter of 2017 and maintained a trailing twelve-month book-to-bill ratio of 1.21x. As of March 31, 2018, ending backlog under ASC 605 for Clinical Solutions and the selling solutions offering within Commercial Solutions was $3.81 billion and $466.5 million, respectively.
Capital Deployment Update
As part of the Company's balanced approach to capital deployment, during the first quarter the Company repaid $31.3 million of its term loan debt, bringing its total debt reduction since the closing of the Merger to $83.3 million.
The Company also paid $37.5 million to repurchase outstanding shares of its common stock during the first quarter under the share repurchase program announced on February 28, 2018. As of March 31, 2018, $212.5 million remains authorized under this plan for discretionary repurchases through the end of 2019.

Full Year 2018 Business Outlook
Guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, and estimated Merger synergies, net of reinvestments. Furthermore, the guidance is based on current foreign currency exchange rates, current interest rates taking into account debt repricing, and expected tax rate, but does not take into account the effects of stock repurchases after the first quarter of 2018. Guidance for the full year of 2018 is outlined below and has been prepared under both the new revenue recognition requirements of ASC 606 and the previous revenue recognition requirements of ASC 605:

	ASC 605 Guidance Issued:				ASC 606 Guidance Issued:
	February 28, 2018		May 9, 2018		May 9, 2018
	Low	High	Low	High	Low	High
	(in millions, except per share data)
Adjusted service revenue	$3,235.0	$3,340.0	$3,235.0	$3,340.0	$4,400.0	$4,550.0
Clinical Solutions adjusted service revenue	2,245.0	2,300.0	2,245.0	2,300.0	3,250.0	3,350.0
Commercial Solutions adjusted service revenue	990.0	1,040.0	990.0	1,040.0	1,150.0	1,200.0
Adjusted EBITDA	620.0	660.0	620.0	660.0	580.0	620.0
Adjusted net income	285.5	313.1	295.0	324.0	266.0	295.0

Adjusted diluted EPS	$2.68	$2.94	$2.80	$3.07	$2.52	$2.80
The Company anticipates that its 2018 effective tax rate will be between 27.0% and 28.0%, which takes into account the effect of the enactment of the Tax Cuts and Jobs Act (the "Tax Act"). The Company continues to expect to pay minimal cash taxes in the U.S. for 2018 due to the utilization of its NOL carryforwards.
Important disclosures in this earnings release about and reconciliations of non-GAAP measures, including Combined Company non-GAAP measures related to adjusted service revenue, adjusted income from operations, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA, to the nearest corresponding GAAP measures are provided below under "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Combined Company Non-GAAP Measures.”
Webcast and Conference Call Details
Syneos Health will host a conference call at 8:00 a.m. EDT on May 9, 2018, to discuss its first quarter 2018 financial results. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate via phone, please dial +1 877 930 8058 within the United States or +1 253 336 7551 outside the United States approximately 15 minutes before the scheduled start of the call. The conference ID for the call is 6394229.
An archived replay of the conference call is expected to be available online at investor.syneoshealth.com after 1:00 p.m. EDT on May 9, 2018. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 855 859 2056 within the United States or +1 404 537 3406 outside the United States. The audio replay ID is 6394229.

About Syneos Health
Syneos Health (Nasdaq: SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Created through the merger of two industry leading companies – INC Research and inVentiv Health – Syneos Health brings together more than 21,000 clinical and commercial minds with the ability to support customers in more than 110 countries. The Company shares insights, uses the latest technologies and applies advanced business practices to speed customers’ delivery of important therapies to patients. To learn more about how Syneos Health is shortening the distance from lab to life® visit syneoshealth.com.
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks associated with the integration of the Company's business with the business of inVentiv Health and its operation of the combined business following the closing of the Merger; the Company's ability to maintain or generate new business awards; the Company's ability to increase its market share, grow its business, and execute its growth strategies; the Company's backlog not being indicative of future revenues and its ability to realize the anticipated future revenue reflected in its backlog; the impact of adoption of the new accounting standard of recognizing revenue from customers; the impact of the Tax Act; the Company's ability to adequately price its contracts and not overrun cost estimates; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; fluctuations in the Company's financial results; reliance on key personnel; customer or therapeutic area concentration; and the other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. Syneos Health assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain Combined Company and Combined Segment non-GAAP financial measures, including adjusted service revenue, adjusted income from operations, adjusted operating margin, adjusted net income (including adjusted diluted earnings per share), EBITDA, and adjusted EBITDA, as well as current year metrics as if ASC 605 had been in effect. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company. To aid investors and analysts with year-over-year comparability for the merged business, the Company has included financial information that combines certain stand-alone INC Research and inVentiv Health financial information as if the Merger had taken place on January 1, 2017, with conforming adjustments to the 2017 presentation.
The Company defines Combined Company adjusted service revenue as the stand-alone INC Research and inVentiv Health service revenue as if the Merger had taken place on January 1, 2017, with conforming adjustments to the 2017 presentation and adjusted to include revenue eliminated as a result of purchase accounting.
The Company defines Combined Company adjusted income from operations as income from operations excluding expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; and acquisition-related revaluation adjustments. The Company defines Combined Company adjusted operating margin as adjusted income from operations as a percentage of adjusted service revenue.

The Company defines Combined Company adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding the items excluded from adjusted income from operations mentioned previously, loss on extinguishment of debt, and other expense (income), net. After giving effect to these items, the Company has also included an adjustment to its income tax rate to reflect the expected long-term income tax rate and estimated impact of the enactment of the Tax Act.
EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude certain expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; discretionary bonus accrual reversals; R&D tax credit adjustments; monitoring and advisory fees; acquisition-related revaluation adjustments; other expense, net; and loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.
Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted income from operations, adjusted operating margin, and adjusted net income (including adjusted diluted earnings per share) are used by management and the Board to assess the Company's business.
Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact: Ronnie Speight Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Danielle DeForge Senior Director, External Communications Phone: +1 781 425 2624 Email: danielle.deforge@syneoshealth.com

Syneos Health, Inc. and Subsidiaries
GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017

Service revenue	$1,057,196	$252,078
Reimbursable out-of-pocket expenses	—	129,840
Total revenue	1,057,196	381,918

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	532,057	154,835
Reimbursable out-of-pocket expenses	308,766	129,840
Selling, general, and administrative	99,259	44,934
Restructuring and other costs	13,707	1,927
Transaction and integration-related expenses	25,211	2
Depreciation	18,028	6,164
Amortization	49,993	9,464
Total operating expenses	1,047,021	347,166
Income from operations	10,175	34,752

Other (expense) income, net:
Interest income	839	112
Interest expense	(31,736)	(3,100)
Loss on extinguishment of debt	(248)	—
Other expense, net	(12,554)	(3,457)
Total other expense, net	(43,699)	(6,445)
(Loss) income before provision for income taxes	(33,524)	28,307
Income tax benefit (expense)	8,972	(7,120)
Net (loss) income	$(24,552)	$21,187

(Loss) earnings per share:
Basic	$(0.24)	$0.39
Diluted	$(0.24)	$0.38
Weighted average common shares outstanding:
Basic	104,449	54,015
Diluted	104,449	55,123

Syneos Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$186,719	$321,262
Restricted cash	2,236	714
Accounts receivable billed, net	600,796	642,985
Accounts receivable unbilled	392,536	373,003
Contract assets	111,934	—
Prepaid expenses and other current assets	94,291	84,215
Total current assets	1,388,512	1,422,179
Property and equipment, net	173,051	180,412
Goodwill	4,306,244	4,292,571
Intangible assets, net	1,241,709	1,286,050
Deferred income tax assets	27,709	20,159
Other long-term assets	104,679	84,496
Total assets	$7,241,904	$7,285,867
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69,500	$58,575
Accrued liabilities	518,383	500,303
Contract liabilities	643,338	559,270
Current portion of capital lease obligations	15,889	16,414
Current portion of long-term debt	31,250	25,000
Total current liabilities	1,278,360	1,159,562
Capital lease obligations, non-current	15,607	20,376
Long-term debt, non-current	2,908,366	2,945,934
Deferred income tax liabilities	22,265	37,807
Other long-term liabilities	110,047	99,609
Total liabilities	4,334,645	4,263,288

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.01 par value; 600,000,000 shares authorized, 103,803,581 and 104,435,501 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,038	1,044
Additional paid-in capital	3,394,586	3,414,389
Accumulated other comprehensive income (loss), net of tax	15,822	(22,385)
Accumulated deficit	(504,187)	(370,469)
Total shareholders' equity	2,907,259	3,022,579
Total liabilities and shareholders' equity	$7,241,904	$7,285,867

Syneos Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(24,552)	$21,187
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	68,021	15,628
Amortization of capitalized loan fees and original issue discount, net of Senior Notes premium	(34)	201
Share-based compensation	7,879	5,819
Provision for (recovery of) doubtful accounts	171	(7)
Provision for deferred income taxes	(10,735)	87
Foreign currency transaction losses	6,364	2,707
Fair value adjustment of contingent tax-sharing obligation	1,194	—
Loss on extinguishment of debt	248	—
Other non-cash items	1,796	364
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable, unbilled services, and advanced billings	(90,617)	47,496
Accounts payable and accrued expenses	(14,241)	(20,457)
Other assets and liabilities	7,521	2,674
Net cash (used in) provided by operating activities	(46,985)	75,699
Cash flows from investing activities:
Purchases of property and equipment	(21,286)	(10,571)
Net cash used in investing activities	(21,286)	(10,571)
Cash flows from financing activities:
Repayments of long-term debt	(31,250)	—
Proceeds from revolving line of credit	—	15,000
Repayments of revolving line of credit	—	(25,000)
Payments of capital leases	(4,479)	—
Payments for repurchase of common stock	(37,493)	—
Proceeds from exercise of stock options	5,668	5,153
Payments related to tax withholding for share-based compensation	(2,323)	(1,173)
Net cash used in financing activities	(69,877)	(6,020)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,127	2,854
Net change in cash, cash equivalents, and restricted cash	(133,021)	61,962
Cash, cash equivalents, and restricted cash - beginning of period	321,976	103,078
Cash, cash equivalents, and restricted cash - end of period	$188,955	$165,040

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures
(in thousands)
(unaudited)

	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
	Three Months Ended March 31,
	2018	2018	2018	2017
Combined Company adjusted service revenue:
Service revenue, as reported	$1,057,196	$(297,138)	$760,058	$252,078
Pre-merger inVentiv service revenue	—	—	—	526,055
Combined Company service revenue, before adjustments	1,057,196	(297,138)	760,058	778,133
Acquisition-related deferred revenue adjustment (a)	3,806	(2,347)	1,459	7,760
Combined Company adjusted service revenue	1,061,002	(299,485)	761,517	785,893
Reimbursable out-of-pocket expenses, as reported	—	310,098	310,098	129,840
Pre-merger inVentiv reimbursable out-of-pocket expenses	—	—	—	156,990
Combined Company adjusted total revenue	$1,061,002	$10,613	$1,071,615	$1,072,723

Combined Company segment adjusted service revenue:
Clinical Solutions service revenue, as reported	$786,839	$(257,008)	$529,831	$249,497
Pre-merger inVentiv Clinical Solutions service revenue	—	—	—	262,885
Combined Company Clinical Solutions service revenue, before adjustments	786,839	(257,008)	529,831	512,382
Acquisition-related deferred revenue adjustment (a)	3,399	(2,347)	1,052	6,739
Combined Company Clinical Solutions adjusted service revenue	790,238	(259,355)	530,883	519,121
Clinical Solutions reimbursable out-of-pocket expenses, as reported	—	261,478	261,478	129,840
Pre-merger inVentiv Clinical Solutions reimbursable out-of-pocket expenses	—	—	—	95,735
Combined Company Clinical Solutions total revenue	$790,238	$2,123	$792,361	$744,696

Commercial Solutions service revenue, as reported	$270,357	$(40,130)	$230,227	$2,581
Pre-merger inVentiv Commercial Solutions service revenue	—	—	—	263,170
Combined Company Commercial Solutions service revenue, before adjustments	270,357	(40,130)	230,227	265,751
Acquisition-related deferred revenue adjustment (a)	407	—	407	1,021
Combined Company Commercial Solutions adjusted service revenue	270,764	$(40,130)	$230,634	$266,772
Commercial Solutions reimbursable out-of-pocket expenses, as reported	—	48,620	48,620	—
Pre-merger inVentiv Commercial Solutions reimbursable out-of-pocket expenses	—	—	—	61,255
Combined Company Commercial Solutions total revenue	$270,764	$8,490	$279,254	$328,027

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
	Three Months Ended March 31,
	2018	2018	2018	2017
Combined Company adjusted income from operations:
Income (loss) from operations, as reported	$10,175	$6,340	$16,515	$34,752
Pre-merger inVentiv (loss) income from operations	—	—	—	(14,415)
Combined Company income (loss) from operations, before adjustments	10,175	6,340	16,515	20,337
Acquisition-related deferred revenue adjustment (a)	3,806	(2,347)	1,459	7,760
Amortization (b)	49,993	—	49,993	79,133
Restructuring and other costs (c)	13,707	—	13,707	6,417
Transaction and integration-related expenses (d)	25,211	—	25,211	573
Share-based compensation (e)	7,788	—	7,788	11,163
Discretionary bonus accrual reversal (f)	—	—	—	(5,953)
R&D tax credit adjustment (g)	—	—	—	(203)
Monitoring and advisory fees (h)	—	—	—	5,432
Acquisition-related revaluation adjustments (i)	—	—	—	1,223
Combined Company adjusted income from operations	$110,680	$3,993	$114,673	$125,882
GAAP operating margin	1.0%		2.2%	13.8%
Combined Company adjusted operating margin	10.4%		15.1%	16.0%

Combined Company EBITDA and adjusted EBITDA:
Net (loss) income, as reported	$(24,552)	$5,545	$(19,007)	$21,187
Pre-merger inVentiv net loss	—	—	—	(40,716)
Combined Company net loss, before adjustments	(24,552)	5,545	(19,007)	(19,529)
Interest expense, net	30,897	—	30,897	40,734
Income tax expense (benefit)	(8,972)	795	(8,177)	(7,532)
Depreciation	18,028	—	18,028	20,967
Amortization (b)	49,993	—	49,993	79,133
EBITDA	65,394	6,340	71,734	113,773
Acquisition-related deferred revenue adjustment (a)	3,806	(2,347)	1,459	7,760
Restructuring and other costs (c)	13,707	—	13,707	6,417
Transaction and integration-related expenses (d)	25,211	—	25,211	573
Share-based compensation (e)	7,788	—	7,788	11,163
Discretionary bonus accrual reversal (f)	—	—	—	(5,953)
R&D tax credit adjustment (g)	—	—	—	(203)
Monitoring and advisory fees (h)	—	—	—	5,432
Acquisition-related revaluation adjustments (i)	—	—	—	1,223
Other expense (income), net (j)	12,554	—	12,554	6,664
Loss on extinguishment of debt (k)	248	—	248	—
Combined Company adjusted EBITDA	$128,708	$3,993	$132,701	$146,849
Adjusted EBITDA Margin	12.1%		17.4%	18.7%

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Combined Company Non-GAAP Measures (Continued)
(in thousands, except per share data)
(unaudited)

	ASC 606		ASC 605
	As Reported	Adjustment	As Adjusted	As Reported
	Three Months Ended March 31,
	2018	2018	2018	2017
Combined Company adjusted net income:
Net (loss) income, as reported	$(24,552)	$5,545	$(19,007)	$21,187
Pre-merger inVentiv net loss	—	—	—	(40,716)
Combined Company net loss, before adjustments	(24,552)	5,545	(19,007)	(19,529)
Acquisition-related deferred revenue adjustment (a)	3,806	(2,347)	1,459	7,760
Amortization (b)	49,993	—	49,993	79,133
Restructuring and other costs (c)	13,707	—	13,707	6,417
Transaction and integration-related expenses (d)	25,211	—	25,211	573
Share-based compensation (e)	7,788	—	7,788	11,163
Discretionary bonus accrual reversal (f)	—	—	—	(5,953)
R&D tax credit adjustment (g)	—	—	—	(203)
Monitoring and advisory fees (h)	—	—	—	5,432
Acquisition-related revaluation adjustments (i)	—	—	—	1,223
Other expense (income), net (j)	12,554	—	12,554	6,664
Loss on extinguishment of debt (k)	248	—	248	—
Income tax adjustment to normalized rate (l)	(30,912)	(303)	(31,215)	(37,331)
Combined Company adjusted net income	$57,843	$2,895	$60,738	$55,349

Combined Company diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	104,449	—	104,449	55,123
Effect of certain securities considered anti-dilutive under GAAP (m)	898	—	898	—
Estimated additional dilutive shares outstanding as a result of the Merger (n)	—	—	—	49,927
Combined Company diluted weighted average common shares outstanding	105,347	—	105,347	105,050

Adjusted diluted earnings per share	$0.55		$0.58	$0.53

a.	Represents non-cash adjustments resulting from the revaluation of deferred revenue and the subsequent elimination of revenue in purchase accounting in connection with business combinations.

b.	Represents the amortization of intangible assets associated with acquired customer relationships, backlog, and trademarks.

c.
Restructuring and other costs consist primarily of: (i) severance costs associated with a reduction/optimization of the Company's workforce in line with the Company's expectations of future business operations, (ii) consulting costs incurred for the continued consolidation of legal entities and restructuring of the Company's contract management process to meet the requirements of accounting regulation changes, and (iii) termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.

d.	Represents fees associated with corporate transactions and integration-related activities which primarily relate to the Merger in 2017.

e.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans

f.	Represents inVentiv discretionary bonus accruals from the prior year that were reversed in periods prior to the Merger.

g.	Represents additional research and development tax credits in certain international locations for expenses incurred and recorded as a reduction of direct costs.

h.	Represents the annual sponsor management fee previously paid pursuant to the THL and Advent Management Agreement with inVentiv.

i.	Represents non-cash adjustments resulting from the revaluation of certain items such as facilities and vehicle leases in connection with inVentiv's Merger with Advent in 2016.

j.	Represents other (income) expense comprised primarily of foreign exchange gains and losses.

k.	Represents loss on extinguishment of debt associated with the debt prepayment.

l.
Represents the income tax effect of the combined company non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 27.5% for the three months ended March 31, 2018 and 32.5% for the three months ended March 31, 2017. This rate has been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

m.
Represents the weighted average number of equity-based awards issued under the Company's equity incentive plans calculated using the treasury stock method that were excluded from shares used in computing GAAP diluted net loss per share due to reporting a net loss under GAAP for the period.

n.
Represents the estimated impact on the dilutive weighted average shares outstanding of shares and equity-based awards issued by the Company as a result of the Merger had the Merger occurred on January 1, 2017. The amount consists of the shares issued to inVentiv's shareholders on August 1, 2017 and the fully vested stock option awards and restricted stock units issued under the equity incentive plans formerly related to inVentiv that were assumed by the Company in the Merger.

Syneos Health, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Full Year 2018 Guidance
(in millions, except per share data)
(unaudited)

	Full Year 2018 - ASC 605				Full Year 2018 - ASC 606
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High	Low	High	Low	High
GAAP net (loss) income and diluted earnings per share	$44.3	$73.1	$0.42	$0.69	$7.8	$36.6	$0.07	$0.35
Adjustments:
Amortization (a)	200.0	200.0			200.0	200.0
Share-based compensation (a)	43.0	43.0			43.0	43.0
Restructuring and other costs (a)	48.0	48.0			48.0	48.0
Transaction and integration-related expenses (a)	41.0	41.0			41.0	41.0
Merger-related deferred revenue adjustment (a)	3.0	3.0			13.5	13.5
Other (a)	13.4	13.6			13.5	13.7
Income tax effect of above adjustments (b)	(97.7)	(97.7)			(100.8)	(100.8)
Adjusted net income and adjusted diluted earnings per share	$295.0	$324.0	$2.80	$3.07	$266.0	$295.0	$2.52	$2.80

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.

(b)
Income tax expense is calculated and the adjustments are tax-affected at an approximate rate of 27% - 28%, which represents the estimated range of the Company's full year non-GAAP effective tax rate and takes into account the estimated effect of the enactment of the Tax Act.